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                                                                   EXHIBIT 23.6

                      MOFFATT, THOMAS, BARRETT, ROCK & FIELDS
                                    P.O. BOX 829
                                BOISE, IDAHO  83701

                                 December 31, 1998


First Security Bank, N.A.
79 South Main Street
Salt Lake City, Utah  84111

     RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We are members of the Bar of the State of Idaho and have acted as counsel to First Security Bank, N.A. ("First Security") in connection with the registration of Asset Backed Notes and Certificates to be issued by First Security Auto Owner Trusts.

     In connection with our engagement, we consent to the reference to Moffatt, Thomas, Barrett, Rock & Fields under the caption "Legal Matters" in the Prospectus included in the above-referenced Registration Statement.

                              Very truly yours,

                              /s/ Michael Thomas
                              -----------------------
                              Michael Thomas